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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-4 of Puma Technology, Inc, of our report dated March 5, 1999 relating to the financial statements of NetMind Technologies, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
February 24, 2000